Exhibit 99.2

Tectonic Therapeutic Announces Positive Topline Data from Phase 1b Part B Clinical Trial for TX45 in Patients with Group 2 Pulmonary Hypertension in HFrEF

•	TX45 improved both left heart function and pulmonary hemodynamics in patients with Group 2 Pulmonary Hypertension in Heart Failure with reduced Ejection Fraction (“PH-HFrEF”)

•	TX45 was well tolerated in patients with PH-HFrEF with no serious or severe adverse events, no clinically significant changes in blood pressure and no immune related reactions

•	Results support potential expansion of TX45’s addressable Group 2 PH patient population to PH-HFrEF

•	Company to host webcast today, October 29th at 4:30 p.m. ET

WATERTOWN, Mass., October 29, 2025 (GLOBE NEWSWIRE) — Tectonic Therapeutic, Inc. (NASDAQ: TECX) (“Tectonic”), today announced positive topline results from the Phase 1b Part B acute hemodynamic clinical trial of TX45, a long-acting, Fc-relaxin fusion protein, in patients with Group 2 PH-HFrEF. The topline data showed that a single intravenous dose of TX45 was well tolerated in this patient population and resulted in meaningful improvements in both left heart function and pulmonary hemodynamics.

The Phase 1b Part B trial was designed to evaluate TX45 in the expanded patient population of Group 2 PH-HFrEF, building on the positive results from the Phase 1b Part A trial of TX45 in patients with Group 2 Pulmonary Hypertension in Heart Failure with preserved Ejection Fraction (“PH-HFpEF”). Tectonic is currently conducting the APEX Phase 2 clinical trial to evaluate TX45 over a 24-week treatment period in patients with PH-HFpEF, with topline results expected in 2026 (ClinicalTrials.gov NCT06616974). The APEX clinical trial is enriched for patients with combined pre- and post-capillary pulmonary hypertension (“CpcPH”) with pulmonary vascular resistance >3, and the primary endpoint is in this patient population.

“We met the goal of this exploratory study in patients with PH-HFrEF, which was to observe improvements in hemodynamic effects, including PCWP, PVR, CO, TPR and mPAP, that were directionally similar to the positive results of our Phase 1b Part A study in PH-HFpEF,” said Alise Reicin, M.D., President and Chief Executive Officer of Tectonic. “These results in PH-HFrEF open up the potential to expand into this additional patient population with significant unmet need and no approved therapies, pending results from the ongoing APEX Phase 2 clinical trial.”

“Similar to what was seen with TX45 in patients with PH-HFpEF, this study in patients with PH-HFrEF demonstrated clinically important changes across multiple hemodynamic measures, showing the broad potential of TX45 across different patient populations with pulmonary hypertension associated with heart failure,” said John Teerlink, M.D., Professor of Medicine, University of California, San Francisco. “It is encouraging to see that TX45 reduced PCWP along with the decrease in afterload on the right ventricle, which appears to address the underlying pathologies of CpcPH that lead to impairment of exercise capacity, poor outcomes and increased mortality in both PH-HFrEF and PH-HFpEF.”

Highlights from Phase 1b Part B Topline Results and Clinical Trial Overview

The topline results from the Phase 1b Part B open label clinical trial are based on 14 enrolled patients with PH-HFrEF. Within the 14 patients, 7 patients had CpcPH as measured by pulmonary vascular resistance >3 Wood units (“PVR” >3 “WU”), 5 patients had CpcPH as measured by PVR >2 WU and <3 WU, and 2 patients had isolated post-capillary pulmonary hypertension (“IpcPH”) as measured by PVR <2 WU.

Hemodynamic Results: TX45 administration resulted in meaningful improvement in both left heart function and pulmonary hemodynamics, endpoints that most strongly match the severe pathophysiology of the subpopulation of patients with CpcPH.

Hemodynamic measures evaluating left heart function included pulmonary capillary wedge pressure (“PCWP”), and cardiac output (“CO”). Hemodynamic measures evaluating the pulmonary vasculature included PVR, total pulmonary resistance (“TPR”) and mean pulmonary artery pressure (“mPAP”). PCWP and PVR are endpoints known to correlate with exercise capacity, morbidity and mortality in patients with Group 2 pulmonary hypertension. TPR is an important measure of right ventricular afterload, and persistent elevations of afterload often lead to right heart failure and worse outcomes.

Hemodynamic measure	Number of subjects	% Change from baseline* mean		[95% Confidence Interval, “CI”]
Pulmonary Capillary Wedge Pressure (PCWP)	14	-29.2%		[-36.0% to -22.4%]
Pulmonary Vascular Resistance (PVR): CpcPH with PVR >3 Wood units	7	-19.7%		[-45.2% to +5.8%]
CpcPH with PVR >2 Wood units	12	-10.3%	**	[-36.6% to +15.9%]
Cardiac Output (CO)	14	+17.3%		[+5.2% to +29.3%]
Total Pulmonary Resistance (TPR)	14	-29.2%		[-37.1% to -21.3%]
Mean Pulmonary Artery Pressure (mPAP)	14	-19.3%		[-24.8% to -13.8%]

*	Change from baseline = (Average of Hours, 1-8) - Baseline
**	In the PVR>2 group, there was one outlier that drove a difference between the mean (-10.3%) and the median (-18.3%). Mean and median values were similar for other hemodynamic assessments.

Echocardiography Results: The echocardiography data support persistence of TX45 single dose improvement in left and right ventricular function and on pulmonary hemodynamics at 29 days post dose.

•	For LVEF (left ventricular ejection fraction), TX45 demonstrated a mean percent change from baseline improvement of +19.4% [95% CI, +9.0% to +29.8%] at day 29.

•

For RVFAC (right ventricular fractional area of change), a measure correlated with right ventricular contractile function, TX45 demonstrated a mean percent change from baseline improvement of +20.3% [95% CI, +3.2% to +37.3%] at day 29.

•

For TAPSE/SPAP (tricuspid annular plane systolic excursion/systolic pulmonary artery pressure), a ratio that is inversely correlated with PVR, TX45 demonstrated a mean percent change from baseline improvement of +36.3% [95% CI, +11.3% to +61.2%] at day 29.

Safety Results: TX45 was well tolerated with no serious or severe adverse events, discontinuations, infusion reactions or drug-related adverse events.

•	There were no clinically significant changes in vital signs, physical exam or safety laboratory values.

•	Transient asymptomatic decreases in blood pressure were observed over the first 24 hours after TX45 dosing.

•	There were no symptoms or signs of congestion, and no adverse experience of fatigue was reported.

“We are highly encouraged that these Part B data in PH-HFrEF demonstrated hemodynamic improvements in both left heart function and in the pulmonary vasculature. It is also gratifying to observe that a single dose of TX45 showed persistent effects at day 29 based on the echocardiographic data, as well as being well tolerated in PH-HFrEF patients,” said Marcella K. Ruddy, M.D., Chief Medical Officer of Tectonic. “Our team is focused on continuing to work toward completing the APEX Phase 2 trial, enriched for patients with CpcPH with PVR >3 where the benefit of a relaxin therapy may be the greatest.”

The Phase 1b open label clinical trial evaluated the safety and hemodynamic effect of single doses of TX45 in patients with Group 2 pulmonary hypertension. The design of the clinical trial was as follows: after obtaining informed consent, a right heart catheter, which is the gold standard for the measurement of cardiopulmonary hemodynamics, was inserted and baseline measurements were obtained, an intravenous dose of TX45 were administered, and hemodynamic effects were evaluated over 8 hours post dose. Participants were then followed for 45 days post dose for safety and exploratory biomarker endpoints.

Conference Call

Tectonic will host a webcast today, October 29, 2025, at 4:30 p.m. ET. The live webcast of the event will be available here and under Events and Presentations in the Investors section of the Company’s website at www.tectonictx.com. A replay of the webcast will also be available on the Company’s website after the call’s conclusion.

About TX45, a Long-Acting Fc-Relaxin Fusion Protein

TX45 is an Fc-relaxin fusion protein with optimized pharmacokinetics and biophysical properties that activates the RXFP1 receptor, the G-protein coupled receptor target of the hormone relaxin. Relaxin is an endogenous protein, expressed at low levels in both men and women that is a pulmonary and systemic vasodilator with lusitropic, anti-fibrotic and anti-inflammatory activity. In normal human physiology, relaxin is upregulated during pregnancy where it exerts vasodilative effects, reduces systemic and pulmonary vascular resistance and increases cardiac output to accommodate the increased demand for oxygen and nutrients from the developing fetus. Relaxin also exerts anti-fibrotic effects on pelvic ligaments to facilitate delivery of the baby.

About Tectonic

Tectonic is a biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors (“GPCRs”). Leveraging its proprietary technology platform called GEODe™ (GPCRs Engineered for Optimal Discovery), Tectonic is focused on developing biologic medicines that overcome the existing challenges of GPCR-targeted drug discovery and harness the human body to modify the course of disease. Tectonic focuses on areas of significant unmet medical need, often where therapeutic options are poor or nonexistent, as these are areas where new medicines have the potential to improve patient quality of life. Tectonic is headquartered in Watertown, Massachusetts. For more information, please visit www.tectonictx.com and follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the design, objectives, initiation, timing, progress and results of current and future preclinical studies and clinical trials of Tectonic’s product candidates, including the ongoing Phase 1b and Phase 2 clinical trials for its lead program, TX45, in Group 2 PH-HFpEF and Group 2 PH-HFrEF; and the potential properties and benefits of TX45. These forward-looking statements are based on Tectonic’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Tectonic’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, including the conflict in Ukraine and the conflict in the Middle East, heightened inflation and uncertain credit and financial markets, on Tectonic’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; Tectonic’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause Tectonic’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in Tectonic’s quarterly report on Form 10-Q filed with the SEC on August 7, 2025, and in other filings that Tectonic makes and will make with the SEC in the future. Tectonic expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit www.tectonictx.com and follow @TectonicTx on X (formerly Twitter) and LinkedIn.

Contacts:

Investors:

Dan Ferry

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576

Media:

Kathryn Morris

The Yates Network

kathryn@theyatesnetwork.com

(914) 204-6412